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EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

                                             JURISDICTION OF
     NAME                               INCORPORATION OR ORGANIZATION
     ----                               -----------------------------

     Spire Technologies, Inc.                     Utah

     Spire Systems Incorporated                   Utah

     DewPoint Distributed Solutions
          Incorporated                            Utah

     Centerpost Innovations Pty. Ltd.             New South Wales, Australia